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                                                                     EXHIBIT 5.1

               SWIDLER BERLIN SHEREFF FRIEDMAN, LLP

                       THE CHRYSLER BUILDING
                       405 LEXINGTON AVENUE
                        NEW YORK, NY 10174                THE WASHINGTON HARBOUR
                     TELEPHONE (212) 973-0111       3000 K STREET, NW, SUITE 300
                     FACSIMILE (212) 891-9598         WASHINGTON, DC  20007-5116
                          WWW.SWIDLAW.COM               TELEPHONE (202) 424-7500
                                                        FACSIMILE (202) 424-7647

                                December 10, 2004

Inhibitex, Inc.
1165 Sanctuary Parkway
Suite 400
Alpharetta, GA 30004

Ladies and Gentlemen:

         On the date hereof, Inhibitex, Inc., a Delaware corporation (the "Company"), intends to transmit for filing with the Securities and Exchange Commission, a registration statement under the Securities Act of 1933, as amended, on Form S-1 (the "Registration Statement") relating to the offer and sale of 8,810,581 shares of common stock, par value $0.001 per share (the "Common Stock) which include (i) 6,777,730 shares of Common Stock (the "Private Placement Shares") issued in accordance with the Stock and Warrant Purchase Agreements, dated as of November 4, 2004 by and between the Company and the investors signatory thereto (the "Purchase Agreements") and (ii) 2,033,211 shares of Common Stock (the "Warrant Shares" and together with the Private Placement Shares, the "Shares") that are issuable upon the exercise of certain warrants to purchase Common Stock (the "Warrants") issued by the Company pursuant to the Purchase Agreements, all of which will be offered and sold by certain selling stockholders (the "Selling Stockholders"). This opinion is an exhibit to the Registration Statement.

         We have acted as corporate and securities counsel to the Company with respect to the proposed offer and sale of the Shares pursuant to the Registration Statement, and in such capacity we have participated in various corporate and other proceedings taken by or on behalf of the Company in connection therewith.

         We have examined copies (in each case signed, certified or otherwise proven to our satisfaction to be genuine) of the Company's Eighth Amended and Restated Certificate of Incorporation and all amendments thereto, its Amended and Restated By-Laws as presently in effect, and minutes and other instruments evidencing actions taken by its directors, the Registration Statement and exhibits thereto, the Purchase Agreements pursuant to which the Selling Stockholders purchased the Private Placement Shares and the Warrants, and the Warrants. We have assumed the genuineness of all signatures and the authenticity of all agreements, documents, certificates and instruments submitted to us as originals and the conformity with the originals of all agreements,

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Inhibitex, Inc.
December 10, 2004
Page 2

instruments, documents and certificates submitted to us as copies. Insofar as this opinion may relate to securities to be issued in the future, we have assumed that all applicable laws, rules and regulations in effect at the time of such issuance are the same as such laws, rules and regulations in effect as of the date hereof.

         Our opinions herein are based solely upon the General Corporation Law of the State of Delaware, and we express no opinion with respect to any other laws (including, without limitation, the application of the securities or "Blue Sky" laws of any state to the offer and/or sale of the Shares). Any such opinions are based upon our reasonable familiarity with the Delaware General Corporation Law as a result of our reading of standard published compilations of such laws and annotations thereto.

         Based on the foregoing, and subject to and in reliance on the accuracy and completeness of the information relevant thereto provided to us, it is our opinion that, subject to the effectiveness of the Registration Statement and compliance with applicable state securities laws:

         1. The Private Placement Shares have been validly issued and are fully paid and nonassessable.

         2. Upon exercise of the Warrants and payment of the exercise price of the Warrants in accordance with their terms, the Warrant Shares will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and as an exhibit to any application under the securities or other laws of any state of the United States, which relate to the offering which is the subject of this opinion, and to the reference to this firm appearing under the heading "Legal Matters" in the prospectus which is contained in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.

         This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose, except as expressly provided in the preceding paragraph. This opinion is as of the date hereof and we disclaim any undertaking to update this opinion after the date hereof.

                                                   Very truly yours,

                                        /s/ Swidler Berlin Shereff Friedman, LLP

                                          SWIDLER BERLIN SHEREFF FRIEDMAN, LLP

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